    As filed with the Securities and Exchange Commission on August 29, 2002

                                                   Registration No. 333-________

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                            TYLER TECHNOLOGIES, INC.
               (Exact name of registrant as specified in charter)


                 Delaware                              75-2303920
       (State or other jurisdiction                 (I.R.S. Employer
             of Incorporation)                     Identification No.)

       5949 Sherry Lane, Suite 1400
               Dallas, Texas                              75225
 (Address of Principal Executive Offices)              (Zip Code)


                   TYLER TECHNOLOGIES, INC. STOCK OPTION PLAN
                            (Full title of the Plan)

                                   ----------

                              Theodore L. Bathurst
                   Vice President and Chief Financial Officer
                            Tyler Technologies, Inc.
                          5949 Sherry Lane, Suite 1400
                               Dallas, Texas 75225
                                 (214) 547-4000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                                              Proposed
                                                           Proposed           maximum
                                    Amount                 maximum            aggregate           Amount of
Title of securities                 to be                  offering price     offering            registration
to be registered                    registered             per share          price               fee
--------------------------------------------------------------------------------------------------------------
Common Stock, $0.01
  par value                         2,200,000(1)           $      (2)         $6,593,708(2)          $607(2)

==============================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, shares issuable upon any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.

(2) Estimated solely for the purpose of calculating the registration fee, which has been computed in accordance with Rule 457(h), based on prices at which outstanding options may be exercised (as to 993,064 shares), plus the average of the high and low prices for the Common Stock on the New York Stock Exchange Composite Tape for August 26, 2002 (as to 1,206,936 shares for which the exercise price is not known).

         Shares of Common Stock of the registrant for issuance upon exercise of employee stock options have been heretofore registered under Registration Statements on Form S-8 No. 33-34544, No. 333-34809, No. 333-52163 and No.
333-82117 of the registrant. These shares of Common Stock and the options are described in the Section 10(a) prospectus for this registration statement in accordance with Rule 429 of the General Rules and Regulations under the Securities Act of 1933, as amended.

================================================================================

         On May 12, 2000, the Board of Directors of the Registrant (the "Board") adopted an amendment and restatement of the Tyler Technologies, Inc. Stock Option Plan (the "Plan") to (i) increase the number of shares of Common Stock of the Registrant that may be granted pursuant to options under the Plan from an aggregate of 4,300,000 shares to 5,500,000 shares, (ii) provide that options may be granted under the Plan to non-employee directors and consultants of the Registrant and its subsidiaries, (iii) extend the expiration date of the Plan from February 6, 2007 to May 11, 2010, (iv) add a change of control provision and (v) permit cashless and stock-for-stock exercises. At a meeting held on February 27, 2002, the Board authorized, subject to stockholder approval, and at the Annual Meeting of Stockholders held on May 9, 2002 the stockholders approved, an amendment to the amended and restated Plan to increase from 5,500,000 to 6,500,000 the aggregate number of shares of Common Stock reserved for issuance in connection with grants of options under the Plan. The contents of the Registrant's Registration Statements on Forms S-8 (File Nos. 33-34544, 333-34809, 333-52163 and 333-82117) filed with the Securities and Exchange Commission on April 25, 1990, September 2, 1997, May 8, 1998 and July 1, 1999, respectively, relating to the Plan, including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement.

                                     PART II

ITEM 8. EXHIBITS

         In addition to the exhibits filed or incorporated by reference into the Prior S-8s, the following documents are filed as Exhibits to this Registration
Statement:

         4.1 The Tyler Technologies, Inc. Stock Option Plan (Amended and Restated as of May 12, 2000)

         4.2 Amendment No. 1 to the Tyler Technologies, Inc. Stock Option Plan (Amended and Restated as of May 12, 2000)

         5.1      Opinion of Corporate Counsel of Tyler Technologies, Inc.

        23.1      Consent of Ernst & Young LLP

        23.2 Consent of Corporate Counsel of Tyler Technologies, Inc. (included as part of Exhibit 5.1)

        24.1 Power of Attorney (set forth on the signature page of this Registration Statement)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, and the State of Texas, on August 29, 2002.

                                             TYLER TECHNOLOGIES, INC.
                                             (Registrant)


                                             By: /s/ Theodore L. Bathurst
                                                 -------------------------------
                                                 Theodore L. Bathurst, Vice
                                                 President and Chief Financial
                                                 Officer


                                POWER OF ATTORNEY

         Each of the undersigned hereby appoints John M. Yeaman and Theodore L. Bathurst and each of them (with full power to act alone), as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on August 29, 2002.

           Signature                                   Title
           ---------                                   -----


/s/ G. Stuart Reeves                                   Chairman of the Board of Directors
--------------------------------------                 and Director
G. Stuart Reeves

/s/ John M. Yeaman                                     President and Chief Executive Officer
--------------------------------------                 and Director (principal executive officer)
John M. Yeaman

/s/ Theodore L. Bathurst                               Vice President and Chief Financial Officer
--------------------------------------                 (principal financial officer)
Theodore L. Bathurst

/s/ Terri L. Alford                                    Controller
--------------------------------------                 (principal accounting officer)
Terri L. Alford

           Signature                                   Title
           ---------                                   -----


/s/ John S. Marr, Jr.                                  Director
--------------------------------------
John S. Marr, Jr.

/s/ Ben T. Morris                                      Director
--------------------------------------
Ben T. Morris

/s/ Michael D. Richards                                Director
--------------------------------------
Michael D. Richards

/s/ Glenn A. Smith                                     Director
--------------------------------------
Glenn A. Smith

/s/ John D. Woolf                                      Director
--------------------------------------
John D. Woolf

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                   DESCRIPTION
-------                  -----------

   4.1                   Tyler Technologies, Inc. Stock Option Plan (Amended and
                         Restated as of May 12, 2000)

   4.2                   Amendment No. 1 to the Tyler Technologies, Inc. Stock
                         Option Plan (Amended and Restated as of May 12, 2000)

   5.1                   Opinion of Corporate Counsel of Tyler Technologies,
                         Inc.

  23.1                   Consent of Ernst & Young LLP

  23.2                   Consent of Corporate Counsel of Tyler Technologies,
                         Inc. (included as part of Exhibit 5.1)

  24.1 Power of Attorney (set forth on the signature page of the Registration Statement)